SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                                TRSG, CORPORATION
                                -----------------
             (Exact name of registrant as specified in its charter)

         Nevada                                             87-045382
         --------                                       ----------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

              500 E. Cheyenne Avenue, North Las Vegas, Nevada 89030
              -----------------------------------------------------
                    (Address of principal executive offices)

                    The 2002 Benefit Plan of TRSG Corporation
                    -----------------------------------------
                            (Full title of the plan)


    Richard A. Bailey, 500 E. Cheyenne Avenue, North Las Vegas, Nevada 89030
    ------------------------------------------------------------------------
            (Name, address, including zip code, of agent for service)

                   Telephone number for Issuer: (702) 399-4328


                         CALCULATION OF REGISTRATION FEE

=================================== ================ =========================  =========================== ==================
Title of Securities to be           Amounts to       Proposed Maximum           Proposed Maximum            Amount of
Registered                          be               Offering Price Per         Aggregate Offering          Registration
                                    Registered       Share(1)                   Price                       Fee
=================================== ================ =========================  =========================== ==================
Common Stock, 0.001 par             5,000,000        $0.09                      $450,000                    $107.55
value
=================================== ================ =========================  =========================== ==================

(1) Bona Fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of January 3, 2002 a date within five business days prior to the date of filing of this registration statement.

         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.




                                    Page -1-

                      2001 Benefit Plan of TRSG Corporation
                  Cross-Reference Sheet Pursuant to Rule 404(a)

         Cross-reference between items of Part I of Form S-8 and the Section 10(a) Prospectus that will be delivered to each employee, consultant, or director who participates in the Plan.

Registration Statement Item Numbers and Headings        Prospectus Heading

1.       Plan Information                               Section 10(a) Prospectus

2.       Registrant Information and                     Section 10(a) Prospectus
         Employee Plan Annual Information



                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by TRSG Corporation, a Nevada corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000.

2. All reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 2000.

         Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Registration Statement have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities

         The common stock of the Company being registered pursuant to this Registration Statement is part of a class of securities registered under Section 12 of the Exchange Act. A description of such securities is contained in the Company's Form 10-SB filed with the Commission on October 29, 1999, and any amendment or report filed for the purpose of updating such description. Said description is incorporated herein by reference. (See "Item 3. Incorporation of Documents by Reference.")






                                    Page -2-

Item 5. Interests of Named Experts and Counsel

          No expert is named as preparing or certifying all or part of the registration statement to which this prospectus pertains, and no counsel for the Company who is named in this prospectus as having given an opinion on the validity of the securities being offered hereby was hired on a contingent basis or has or is to receive, in connection with this offering, a substantial interest, direct or indirect, in the Company.

Item 6. Indemnification of Directors and Officers

Sections 78.7502 and 78.751 of the Nevada Business Corporation Act, as amended, provide for the indemnification of the Company's officers, directors, employees and agents under certain circumstances as follows:

NRS 78.7502 DISCRETIONARY AND MANDATORY INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS: GENERAL PROVISIONS.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.



                                    Page -3-

 3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

NRS 78.751 AUTHORIZATION REQUIRED FOR DISCRETIONARY INDEMNIFICATION; ADVANCEMENT OF EXPENSES; LIMITATION ON INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

1. Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Articles of Incorporation.

The Company's Amended and Restated Articles of Incorporation provide that the personal liability of a director or officer of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty, for any action taken or for any failure to take any action, as a director or officer, shall be eliminated to the fullest extent permissible under Nevada law, except for (a) acts or omissions which involve intentional misconduct, fraud, infliction of harm on the Company or its stockholders or a knowing violation of criminal law,
(b) the payment of distributions in violation of Section 78.300 of the Nevada


                                    Page -4-

Revised Statutes, or (c) the amount of a financial benefit received by a director to which he is not entitled. The Company's Bylaws also contain a provision for the indemnification of the Company's directors (see
"Indemnification of Directors and Officers - Bylaws" below).

Bylaws.

The Company's Bylaws provide for the indemnification of the Company's directors, officers, employees, or agents under certain circumstances as follows:

The Corporation shall indemnify its directors, officers and employees as follows:
          a. Every director of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made a party, or in which he may become involved, by reason of his being or having been a director of the Corporation or is or was serving at the request of the Corporation as a director of the corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he is a director at the time such expenses are incurred, except in such cases wherein the director is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interest of the Corporation.

          b. The Corporation shall provide to any person who is or was a director of the Corporation or is or was serving at the request of the Corporation as a director of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of suit, litigation or other proceedings which is specifically permissible under applicable law.

          c. The Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions of Article V of the bylaws.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities ( other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

Item 7.   Exemption from Registration Claimed

No restricted securities are being re-offered or resold pursuant to this registration statement.






                                    Page -5-

Item 8. Exhibits.

         The exhibits attached to this Registration Statement are listed in the
Exhibit Index, which is found on page10.

Item 9.  Undertakings

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) To treat, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]


                                    Page -6-

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 4, 2002.

                                 TRSG Corporation


                                 By: /s/ Richard A. Bailey
                                    -------------------------------------------
                                    Richard A. Bailey, as President and Director


                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Bailey with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                     Title                              Date


/s/ Richard A. Bailey         President and Director             January 4, 2002
--------------------------
Richard A. Bailey


/s/ Florian R. Ternes         Director.                          January 4, 2002
--------------------------
Florian R. Ternes











                                    Page -7-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    EXHIBITS

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933




                                TRSG Corporation
                             (a Nevada corporation)









                                    Page -8-

INDEX TO EXHIBITS


                                                                          Page
Exhibits    SEC Ref. No.                 Description of Exhibit
--------    ------------                 ----------------------
A                4        2002 Stock Benefit Plan of the Company           10

B             5, 23(b)    Opinion and consent of Counsel with respect      15
                          to the legality of the issuance of securities being issued

C              23(a)      Consent of Accountant                            18

D                99       Section 10(a) Prospectus                         19































                                    Page -9-

                              THE 2002 BENEFIT PLAN

                                       OF

                                TRSG CORPORATION.


                                    Page -10-

                    THE 2002 BENEFIT PLAN OF TRSG CORPORATION

         TRSG Corporation, a Nevada corporation (the "Company"), hereby adopts The 2002 Benefit Plan of TRSG Corporation (the "Plan") this 27th day of December, 2001. Under the Plan, the Company may issue stock, or grant options to acquire the Company's common stock, par value $0.001 (the "Stock"), from time to time to employees of the Company or its subsidiaries, all on the terms and conditions set forth herein ("Benefits"). In addition, at the discretion of the Board of Directors, Benefits may from time to time be granted under this Plan to other individuals, including consultants or advisors, who contribute to the success of the Company or its subsidiaries but are not employees of the Company or its subsidiaries, provided that bona fide services shall be rendered by consultants and advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. No stock may be issued, or option granted under the benefit plan to consultants, advisors, or other persons who directly or indirectly promote or maintain a market for the Company's securities.

1. Purpose of the Plan. The Plan is intended to aid the Company in maintaining and developing a management team, attracting qualified officers and employees capable of assuring the future success of the Company, and rewarding those individuals who have contributed to the success of the Company. The Company has designed this Plan to aid it in retaining the services of executives and employees and in attracting new personnel when needed for future operations and growth and to provide such personnel with an incentive to remain employees of the Company, to use their best efforts to promote the success of the Company's business, and to provide them with an opportunity to obtain or increase a proprietary interest in the Company. It is also designed to permit the Company to reward those individuals who are not employees of the Company but who management perceives to have contributed to the success of the Company or who are important to the continued business and operations of the Company. The above goals will be achieved through the granting of Benefits.

2. Administration of this Plan. Administration of this Plan shall be determined by the Company's Board of Directors (the "Board"). Subject to compliance with applicable provisions of the governing law, the Board may delegate administration of this Plan or specific administrative duties with respect to this Plan on such terms and to such committees of the Board as it deems proper (hereinafter the Board or its authorized committee shall be referred to as "Plan Administrators"). The interpretation and construction of the terms of this Plan by the Plan Administrators thereof shall be final and binding on all participants in this Plan absent a showing of demonstrable error. No member of the Plan Administrators shall be liable for any action taken or determination made in good faith with respect to this Plan. Any Benefit approved by a majority vote of those Plan Administrators attending a duly and properly held meeting shall be valid. Any Benefit approved by the Plan Administrators shall be approved as specified by the Board at the time of delegation.

3. Shares of Stock Subject to this Plan. A total of five million (5,000,000) shares of Stock may be subject to, or issued pursuant to, Benefits granted under this Plan. If any right to acquire Stock granted under this Plan is exercised by the delivery of shares of Stock or the relinquishment of rights to shares of Stock, only the net shares of Stock issued (the shares of stock issued less the shares of Stock surrendered) shall count against the total number of shares reserved for issuance under the terms of this Plan.



                                    Page -11-

4. Reservation of Stock on Granting of Option. At the time any Option is granted under the terms of this Plan, the Company will reserve for issuance the number of shares of Stock subject to such Option until it is exercised or expires. The Company may reserve either authorized but unissued shares or issued shares reacquired by the Company.

5. Eligibility. The Plan Administrators may grant Benefits to employees, officers, and directors of the Company and its subsidiaries, as may be existing from time to time, and to other individuals who are not employees of the Company or its subsidiaries, including consultants and advisors, provided that such consultants and advisors render bona fide services to the Company or its subsidiaries and such services are not rendered in connection with the offer or sale of securities in a capital-raising transaction. In any case, the Plan Administrators shall determine, based on the foregoing limitations and the Company's best interests, which employees, officers, directors, consultants and advisors are eligible to participate in this Plan. Benefits shall be in the amounts, and shall have the rights and be subject to the restrictions, as may be determined by the Plan Administrators, all as may be within the provisions of this Plan.

6. Term of Options issued as Benefits and Certain Limitations on Right to Exercise.


          a. Each Option issued as a benefit hereunder ("Option") shall have its term established by the Plan Administrators at the time the Option is granted.

          b. The term of the Option, once it is granted, may be reduced only as provided for in this Plan and under the express written provisions of the Option.

          c. Unless otherwise specifically provided by the written provisions of the Option or required by applicable disclosure or other legal requirements promulgated by the Securities and Exchange Commission ("SEC"), no participant of this Plan or his or her legal representative, legatee, or distributee will be, or shall be deemed to be, a holder of any shares subject to an Option unless and until such participant exercises his or her right to acquire all or a portion of the Stock subject to the Option and delivers the required consideration to the Company in accordance with the terms of this Plan and then only as to the number of shares of Stock acquired. Except as specifically provided in this Plan or as otherwise specifically provided by the written provisions of the Option, no adjustment to the exercise price or the number of shares of Stock subject to the Option shall be made for dividends or other rights for which the record date is prior to the date on which the Stock subject to the Option is acquired by the holder.

          d. Options shall vest and become exercisable at such time or times and on such terms as the Plan Administrators may determine at the time of the grant of the Option.

          e. Options may contain such other provisions, including further lawful restrictions on the vesting and exercise of the Options as the Plan Administrators may deem advisable.

          f. In no event may an Option be exercised after the expiration of its term.

          g. Options shall be non-transferable, except by the laws of descent and distribution.



                                    Page -12-

7. Exercise Price. The Plan Administrators shall establish the exercise price payable to the Company for shares to be obtained pursuant to Options, which exercise price may be amended from time to time as the Plan Administrators shall determine.

8. Payment of Exercise Price. The exercise of any Option shall be contingent on receipt by the Company of the exercise price paid in either cash, certified or personal check payable to the Company.

9. Withholding. If the grant of a Benefit hereunder, or exercise of an Option given as a Benefit is subject to withholding or other trust fund payment requirements of the Internal Revenue Code of 1986, as amended (the "Code"), or applicable state or local laws, the Company will initially pay the Optionee's liability and will be reimbursed by Optionee no later than six months after such liability arises and Optionee hereby agrees to such reimbursement terms.

10. Dilution or Other Adjustment. The shares of Common Stock subject to this Plan and the exercise price of outstanding Options are subject to proportionate adjustment in the event of a stock dividend on the Common Stock or a change in the number of issued and outstanding shares of Common Stock as a result of a stock split, consolidation, or other recapitalization. The Company, at its option, may adjust the Options, issue replacements, or declare Options void.

11. Benefits to Foreign Nationals. The Plan Administrators may, in order to fulfill the purpose of this Plan and without amending this Plan, grant Benefits to foreign nationals or individuals residing in foreign countries that contain provisions, restrictions, and limitations different from those set forth in this Plan and the Benefits made to United States residents in order to recognize differences among the countries in law, tax policy, and custom. Such grants shall be made in an attempt to give such individuals essentially the same benefits as contemplated by a grant to United States residents under the terms of this Plan.

12. Listing and Registration of Shares. Each Option shall be subject to the requirement that if at any time the Plan Administrators shall determine, in their sole discretion, that it is necessary or desirable to list, register, or qualify the shares covered thereby on any securities exchange or under any state or federal law, or obtain the consent or approval of any governmental agency or regulatory body as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, such Option may not be exercised in whole or in part unless and until such listing, registration, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Plan Administrators.

13. Expiration and Termination of this Plan. This Plan may be abandoned or terminated at any time by the Plan Administrators except with respect to any Options then outstanding under this Plan. This Plan shall otherwise terminate on the earlier of the date that is five years from the date first appearing in this Plan or the date on which the 5 millionth share is issued hereunder.

14. Amendment of this Plan. This Plan may not be amended more than once during any three month period, other than to comport with changes in the Code or the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder. The Plan Administrators may modify and amend this Plan in any respect.

       ATTEST:

 /s/ Richard A. Bailey
----------------------------
Richard A. Bailey, President


                                    Page -13-

                                 EDWARD T. WELLS
                                 Attorney at Law
                          268 West 400 South, Suite 300
                           Salt Lake City, Utah 84101
                              Phone (801) 575-8073
                               Fax: (801) 575-8092

                                 January 4, 2002


Board of Directors
TRSG Corporation
500 East Cheyenne Avenue
North Las Vegas, Nevada 89030

Re:    Legality and Authorization of Shares Issued Under Form S-8 Registration
Statement


Gentlemen:

       I have acted as special counsel for TRSG Corporation, a Nevada corporation (the "Company"), in the limited capacity of rendering an opinion regarding the legality and authorization of the shares proposed to be registered under a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission ("the Commission") under the Securities Act of 1933, as amended, ("the Act"). The Company is registering a Benefit Plan entitled "The 2002 Benefit Plan of TRSG Corporation" (the "Benefit Plan") pursuant to which the Company has authorized the issuance of five million (5,000,000) shares of the Company's common stock, par value $.001 (the "Shares").

       In connection with the preparation of this Opinion, I have examined the following:

          1. The Company's Articles of Incorporation and amendments thereto and Bylaws as submitted to me by the Company pursuant to my request for same;
          2. The Registration Statement herein referenced;
          3. The Board of Directors Resolution, dated December 26, 2001, authorizing and approving the Company's 2002 Benefit Plan and the preparation of the Registration Statement;
          4. The Company's Section 10(a) Prospectus for the Registration Statement;
          5. The Company's Form 10-KSB for the fiscal year ended December 31, 2000 and the Company's Form 10-QSB for the quarterly period ended September 30, 2001;
          6. Such other documents as I have deemed necessary for the purposes of this Opinion.

       Additionally, I have made such investigations of federal law as I have considered necessary and appropriate to form a basis for this opinion. My opinion is qualified by the scope of the review specified herein and I make no representations as to the sufficiency of my investigation for this opinion. I further expressly exempt from this opinion any representations as to the completeness, adequacy, accuracy or any other aspect of the financial statements incorporated in the Registration Statement.

       The documentation and representations provided to me for this opinion by the Company and its duly authorized representatives indicate that the Company is validly organized under the laws of the State of


                                    Page -14-

Delaware; the Company is current in its filings with the Commission; the Company's Board of Directors has authorized the Benefit Plan; the Company's Board of Directors has authorized the filing of the Registration Statement; and that the five million (5,000,000) shares to be included in the Registration Statement are available for issuance based upon corporate documentation and on the amount of shares actually issued and outstanding. As such, I am of the opinion that the Shares herein referenced have been duly and validly authorized and that subject to compliance with all provisions of the Plan, the Shares will be validly issued as fully paid and non-assessable shares of common stock in the Company.

       This opinion is based upon and subject to the qualifications and limitations specified below:

       (A) Certain of the remedial provisions of the 2002 Benefit Plan may be further limited or rendered unenforceable by other applicable laws and interpretations.

       (B) In rendering the opinion that the shares of the Common Stock to be registered pursuant to the Registration Statement and issued under the Benefit Plan will be validly issued, fully paid and non- assessable, I assumed that: (1) the Company's Board of Directors has exercised good faith in establishing the value paid for the Shares; (2) all issuances and cancellations of the capital stock of the Company will be fully and accurately reflected in the Company's Stock Records as provided by the Company's transfer agent; and (3) the consideration, as determined by the Company's Board of Directors, to be received in exchange for each issuance of common stock of the Company, has been paid in full and actually received by the Company.

       (C) I have made no independent verification of the facts asserted to be true and accurate by authorized representatives of the Company and have assumed that no person or entity has engaged in fraud or misrepresentation regarding the inducement relating to, or the execution or delivery of, the documents reviewed.

       (D) In rendering this opinion I have assumed that all signatures are genuine, that all documents submitted to me as copies conform substantially to the originals, that all documents have been duly executed on or as of the date represented on the documents, that execution and delivery of the documents was duly authorized on the part of the parties, that all documents are legal, valid and binding on the parties and that all corporate records are complete.

       (E) I have assumed that the Company is satisfying the substantive requirements of Form S-8 and I expressly disclaim any opinion regarding the Company's compliance with such requirements, whether they are of federal or state origin, or any opinion as to the subsequent tradeability of any Shares issued pursuant to the Benefit Plan.

       (F) I am admitted to practice law in the State of Utah. I am not admitted to practice law in the State of Nevada or in any other jurisdiction where the Company may own property or transact business. This opinion is with respect to federal law only and I have not consulted legal counsel from any other jurisdiction for the purpose of the opinion contained herein. I expressly except from this opinion any opinion as to whether or to what extent a Nevada court or any other court would apply Nevada law, or the law of any other state or jurisdiction, to any particular aspect of the facts, circumstances and transactions that are the subject of this opinion.


                                   Page -15-

       (G) This opinion is strictly limited to the parameters contained and referenced herein and is valid only as to the signature date with respect to the same. I assume no responsibility to advise you of any subsequent changes or developments which might affect any aspect to this opinion.

       I hereby consent to the use of this opinion as an exhibit to the Registration Statement. This opinion may not be used, relied upon, circulated, quoted or otherwise referenced in whole or in part for any purpose without my written consent.

Sincerely,

/s/ Edward T. Wells
-------------------
Edward T. Wells






                                    Page -16-

                    Sellers & Associates, P.C.(801) 621-8128
                           --------------------------
      3785 Harrison Blvd., Suite 101 - Ogden, Utah 84403Fax (801) 627-1639



                       CONSENT OF INDEPENDENT ACCOUNTANTS


                                December 27, 2001


TRSG Corporation
500 East Cheyenne Avenue
North Las Vegas, Nevada 89030

Gentlemen:

         We hereby consent to the use of our audit report dated April 6, 2001 of TRSG Corporation for the year ended December 31, 2000 in the Form S-8 of TRSG Corporation dated January 4, 2002.




/s/ Sellers & Associates, PC
-----------------------------
Sellers & Associates, P.C.
Ogden, Utah














                                    Page -17-

                           SECTION 10(A) PROSPECTUS OF
                                TRSG CORPORATION

         December 27, 2001: This document constitutes part of a prospectus covering securities of TRSG Corporation, a Nevada corporation (the "Company"), that have been registered under the Securities Act of 1933, as amended (the "Securities Act"). This document, a Section 10(a) Prospectus, contains and constitutes four sections. The first section includes "General Plan Information." "Registrant Information and Employee Plan Annual Information" is the next portion and is located in this prospectus. The Company's latest Form 10-KSB, for the fiscal year ended December 31, 2000, which is incorporated herein by this reference, is the third section with which offerees are being constructively provided. Finally, offerees who receive Stock Options shall be provided with a Stock Option Agreement and a Notice of Exercise, which is to be completed and submitted within the time allowed, with tender of the appropriate consideration for those who wish to exercise options.

Item 1.  General Plan Information

         The Company's board of directors (the "Board") has adopted a benefit plan for its employees and others entitled "The 2002Benefit Plan of TRSG Corporation." (the "Plan"). Pursuant to the Plan, the Board can authorize the issuance of stock or options to purchase stock up to an aggregate of five million shares of common stock of the Company, par value $0.001 per share (the "Common Stock"), over a maximum of a five year period, although the Board may shorten this period.

         The Board adopted the Plan on December 26, 2001. The Plan is intended to aid the Company in maintaining and continuing its development of a quality management team, in attracting qualified employees, consultants, and advisors who can contribute to the future success of the Company, and in providing such individuals with an incentive to use their best efforts to promote the growth and profitability of the Company.

         The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), nor qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Administration of the Plan is the exclusive province of the Board. Board members are elected at each annual meeting of shareholders. The term each Board member serves is therefore one year. If an annual meeting is not held the member shall serve until the next submission of matters to a vote of Company's shareholders.

         As ultimate administrators of the Plan, the Board should be contacted with requests for additional Plan information. Alternatively, the Board may appoint a committee to administer the Plan (hereinafter the Board or its duly authorized committee shall be referred to as "Plan Administrators"). As no committee has been authorized by the Board, the current Board members are the Plan Administrators. This group includes Richard A. Bailey, and Florian R. Ternes. The address of the Board is c/o the Company, 500 East Cheyenne Avenue, North Las Vegas, Nevada 89030, telephone number (702) 399-4328.

         In the event a vacancy in the Board arises, the vote of a majority of remaining directors may select a successor, or, if the vacancy is not filled by the remaining Board, the vote of shareholders may also elect a successor to fill such vacancy. Board members may be removed from office by the vote of



                                    Page -18-
shareholders representing not less than two-thirds (2/3) of the shares entitled to vote on such removal. Plan Administrators who are not Board members can be removed or appointed at any time for any reason by the majority vote of Board members.

         The Plan Administrators shall interpret the Plan (which interpretation is binding on the participants absent demonstrable error), determine which employees or others shall receive shares or options, decide the number of shares or options and establish any other terms for the shares or options not already established in the Company's Plan. Information concerning changes in the Plan Administrators will be provided in the future either in the Company's proxy statements, annual or other reports, or in amendments to this document.

Securities to be Offered

         Shares and options providing for the issuance or purchase of shares equaling a maximum of five million shares of Common Stock may be granted under the Plan. All options under the Plan are "non-qualified" stock options. The number of shares of Common Stock issuable under the Plan is subject to adjustment in the event of changes in the outstanding shares of Common Stock resulting from stock dividends, stock splits, or recapitalizations.

Employees Who May Participate in the Plan

         The Board shall determine which of the Company's employees are eligible to receive shares or options under the Plan. The term "Employee" includes any employee, director, officer, or consultant or advisor of the Company or any of its subsidiaries, provided that bona fide services shall be rendered by consultants and advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

Purchase of Securities Pursuant to the Plan and Payment for Securities Offered

         The Plan Administrators shall determine which employees shall receive shares or options. The Plan is not subject to ERISA and the securities are being issued by the Company and not purchased on the open market or otherwise.

         Options granted under the Plan shall be exercisable as determined by the Plan Administrators. If an option granted under the Plan should expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to that option will again be available for grant under the Plan.

         The exercise price payable to the Company for Option Shares shall be as set forth from time to time by the Plan Administrator. The exercise of any Option shall be contingent on receipt by the Company of the exercise price paid in either cash, certified or personal check payable to the Company.

         The shares of Common Stock subject to the Plan and the exercise price of outstanding options are subject to proportionate adjustment in the event of a stock dividend on the Common Stock or a change in the number of issued and outstanding shares of Common Stock as a result of a stock split, consolidation, or other recapitalization. Options and all other interests under the plan shall be non-transferable, except by means of a will or the laws of descent and distribution.


                                    Page -19-

Amendments and Termination

         The Plan may be abandoned or terminated at any time by the Plan Administrators except with respect to any Options then outstanding under the Plan. The Plan shall otherwise terminate on the earlier of the date that is five years from the date first appearing in the Plan or the date on which an option for the five millionth share is either granted under the Plan or on which the five millionth share is de-registered on a post-effective amendment on Form S-8 filed with the Securities and Exchange Commission (the "SEC"). No options may be granted under the terms of the Plan after it has been terminated. The Board may alter or amend the Plan only once during any six month period, except as to comply with changes to the Code. No termination, suspension, alteration or amendment may adversely affect the rights of a holder of a previously issued option without the consent of that holder.

Resale of Common Stock

         Shares of Common Stock issued or purchased on exercise of options granted under the Plan will have been initially registered pursuant to a Form S-8 Registration Statement filed by the Company. Subsequent resales of shares obtained pursuant to the Plan may be eligible for immediate resale depending on whether an exemption from registration is available or whether the shares are in fact registered. The Company makes no statement as to subsequent sale-ability of specific shares obtained pursuant to the Plan and urges any persons seeking to sell shares so obtained to seek counsel from independent attorneys.

         As may be applicable for subsequent resale of shares obtained from the Plan, the Board believes that the Company has filed all reports and other materials required to be filed during the preceding twelve months under the Securities Exchange Act of 1934 as of December 27, 2001.

Tax Effects of Plan Participation & Non-statutory Options

         The following discussion of the federal income tax consequences of participation in the Plan is only a summary, does not purport to be complete, and does not cover, among other things, state and local tax consequences. Additionally, differences in participants' financial situations may cause federal, state, and local tax consequences of participation in the Plan to vary. Therefore, each participant in the Plan is urged to consult his or her own accountant, legal or other advisor regarding the tax consequences of participation in the Plan. This discussion is based on the provisions of the Code as presently in effect.

         Under the current provisions of the Code, if shares of Common Stock are issued to the original holder of a non-qualified option granted and exercised under the Plan (assuming there is not an active trading market for options of the Company), (i) the option holder ("Holder") will not recognize income at the time of the grant of the option; (ii) on exercise of the option the Holder will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock acquired at the time of exercise over the exercise price; (iii) upon the sale of the shares of Common Stock the Holder will recognize a short term or long term capital gain, or loss, as may be, in an amount equal to the difference between the amount he or she receives from the sale of those shares and the Holder's tax basis in the shares (as described below); and (iv) the Company will be entitled to expense as compensation the


                                    Page -20-
amount of ordinary income that the holder recognized, as set forth in Clause
(ii) above.

         If the Holder pays the exercise price entirely in cash, the tax basis of the shares of Common Stock will be equal to the amount of the exercise price paid plus the ordinary income recognized by the Holder from exercising the options. This basis should equal the fair market value of the shares of Common Stock acquired on the date of exercise. The holding period will begin on the day after the tax basis of the shares is determined.

         The ordinary income received by the Holder on exercise of the option is considered to be compensation from the Company. As with other forms of compensation, withholding tax and other trust fund payments will be due with respect to the exercise of the options. The Company will initially pay the Optionee's liability and will be reimbursed by Optionee no later than six months after such liability arises.

Item 2.  Registrant Information and Employee Plan Annual Information

         The Company will provide to any Employee upon request a copy, without charge, of the Company's periodic reports filed with the SEC, including its latest annual report on Form 10-KSB and its quarterly reports on Form 10-QSB. The Company will also provide any Employee upon written or oral request a copy, without charge, of the documents incorporated by reference in Item 3 of Part II of the Form S-8 registration statement. These documents are also incorporated by reference into the Section 10(a) prospectus, of which this document is a part. Requests for such information should be directed to the Company at Attn: Richard
A. Bailey,500 East Cheyenne Avenue, North Las Vegas, Nevada 89030.




/s/  Richard A. Bailey, Director           Dated: December 27, 2001
---------------------------------
   Richard A. Bailey, Director








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                                    Page -21-